Exhibit 99.3

LETTER OF TRANSMITTAL

CITIGROUP INC.

With Respect to the

OFFER TO EXCHANGE

Common Stock for a number of issued and outstanding:

8.300% E-TRUPS® issued by Citigroup Capital XXI (CUSIP: 173094AA1)

7.875% E-TRUPS® issued by Citigroup Capital XX (CUSIP: 173085200)

7.250% E-TRUPS® issued by Citigroup Capital XIX (CUSIP: 17311U200)

6.875% E-TRUPS® issued by Citigroup Capital XIV (CUSIP: 17309E200)

6.500% E-TRUPS® issued by Citigroup Capital XV (CUSIP: 17310G202)

6.450% E-TRUPS® issued by Citigroup Capital XVI (CUSIP: 17310L201)

6.350% E-TRUPS® issued by Citigroup Capital XVII (CUSIP: 17311H209)

6.829% E-TRUPS® issued by Citigroup Capital XVIII (ISIN: XS0306711473)

7.625% TRUPS® issued by Citigroup Capital III (CUSIP: 17305HAA6)

7.125% TRUPS® issued by Citigroup Capital VII (CUSIP: 17306N203)

6.950% TRUPS® issued by Citigroup Capital VIII (CUSIP: 17306R204)

6.100% TRUPS® issued by Citigroup Capital X (CUSIP: 173064205)

6.000% TRUPS® issued by Citigroup Capital IX (CUSIP: 173066200)

6.000% TRUPS® issued by Citigroup Capital XI (CUSIP: 17307Q205)

(collectively, the “Trust Preferred Securities”) with an aggregate liquidation amount equal to $20.5 billion less the aggregate liquidation preference of all the Public Preferred Depositary Shares

accepted for exchange in the Public Preferred Depositary Exchange Offers

Pursuant to the Prospectus (as defined below)

THE TRUST PREFERRED EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON JULY 24, 2009, UNLESS CITIGROUP INC. (THE “COMPANY”) EXTENDS THE TRUST PREFERRED EXCHANGE OFFER. TENDERED TRUST PREFERRED SECURITIES MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.

The Exchange Agent for the Trust Preferred Exchange Offer is:

BNY MELLON SHAREOWNER SERVICES

By Mail: BNY Mellon Shareowner Services Attn: Corporate Actions Dept., 27th Floor 480 Washington Boulevard Jersey City, NJ 07310	By Facsimile Transmission: (For Eligible Institutions Only) (201) 680-4626 To Confirm Facsimile Transmissions: (201) 680-4860 (For Confirmation Only)	By Hand or Overnight Courier: BNY Mellon Shareowner Services Attn: Corporate Actions Dept., 27th Floor 480 Washington Boulevard Jersey City, NJ 07310

DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS TO A FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

The Company is not providing for guaranteed delivery procedures and therefore tendering holders must allow sufficient time for the necessary tender procedures to be completed during normal business hours of the relevant Clearing System (as defined in the Prospectus) prior to the expiration date. Tenders not received by the Exchange Agent prior to the expiration date will be disregarded and of no effect.

This letter of transmittal is to be used by holders that wish to participate in the Trust Preferred Exchange Offer. The instructions contained in this letter of transmittal should be read carefully and in their entirety before this letter of transmittal is completed.

ALL TENDERING HOLDERS MUST COMPLETE THE FOLLOWING:

DESCRIPTION OF TRUST PREFERRED SECURITIES TENDERED

CUSIP/ISIN Number of Trust Preferred Securities Tendered	Quantity Tendered

METHOD OF DELIVERY

Tendered Trust Preferred Securities are being delivered by book-entry transfer made to the account maintained by the Exchange Agent at the applicable Clearing System. Please complete the following (for use by Eligible Institutions only):

Name of Tendering Institution:

Clearing System Account Number:

Transaction Code Number:

PROXY INSTRUCTIONS FOR TENDERING HOLDERS

You must consent to each of the Common Stock Amendments below in order to validly tender your Trust Preferred Securities.

☐ I HEREBY INSTRUCT BNY MELLON TRUST OF DELAWARE, AS TRUSTEE OF THE VOTING TRUST, TO GRANT AN IRREVOCABLE PROXY TO THE INDIVIDUALS DESIGNATED BY CITIGROUP IN THE VOTING TRUST AGREEMENT TO EXECUTE A WRITTEN CONSENT TO APPROVE EACH OF THE “COMMON STOCK AMENDMENTS” BELOW.

In order to validly tender your Trust Preferred Securities you must instruct BNY Mellon Trust of Delaware, as trustee of the voting trust, to grant an irrevocable proxy to the individuals designated by Citigroup in the Voting Trust Agreement to execute a written consent to approve each of the “Common Stock Amendments” below. If no box is marked below with respect to any proposal, you will be deemed to have checked the box marked “Consent” with respect to such proposals. Any tender that is submitted with any “Abstain” or “Withhold Consent” box checked will be rejected as an invalid tender.

COMMON STOCK AMENDMENTS

	Consent	Withhold Consent	Abstain

Proposal to approve the Authorized Share Increase Amendment set forth in Annex A to the proxy statement on Schedule 14A filed on June 18, 2009, describing the Common Stock Amendments (the “Common Proxy Statement”).	☐	☐	☐

Proposal to approve the Reverse Stock Split Amendment set forth in Annex B to the Common Proxy Statement.	☐	☐	☐

Proposal to approve the Public Preferred Stock Amendment set forth in Annex C to the Common Proxy Statement.	☐	☐	☐

NOTE: SIGNATURES MUST BE PROVIDED BELOW

Ladies and Gentlemen:

All capitalized terms used herein and not defined herein shall have the meaning ascribed to them in the preliminary prospectus (the “Prospectus”), included in the Company’s registration statement on Form S-4 filed with the Securities and Exchange Commission on June 18, 2009, as amended prior to the expiration date (the “Registration Statement”).

Upon the terms and subject to the conditions set forth in the Prospectus and this letter of transmittal, the undersigned hereby: (i) tenders to the Company the Trust Preferred Securities set forth in the box above entitled “Description of Trust Preferred Securities Tendered,” (ii) agrees and consents to all of the Common Stock Amendments and instructs BNY Mellon Trust of Delaware, as trustee of the Voting Trust, to grant an irrevocable proxy to execute a written consent to approve each of the Common Stock Amendments; (iii) subject to and effective upon acceptance for exchange of the Trust Preferred Securities tendered herewith, irrevocably constitutes and appoints the Exchange Agent as the undersigned’s true and lawful agent and attorney-in-fact with respect to any such tendered Trust Preferred Securities, with full power of substitution and resubstitution (such power of attorney being deemed to be an irrevocable power coupled with an interest) to (a) deliver certificates representing such Trust Preferred Securities, or transfer ownership of such Trust Preferred Securities on the account books maintained by the applicable Clearing System, together, in any such case, with all accompanying evidences of transfer and authenticity, to the Company, (b) present such Trust Preferred Securities for transfer on the relevant security register and (c) receive all benefits or otherwise exercise all rights of beneficial ownership of such Trust Preferred Securities (except that the Exchange Agent will have no rights to, or control over, the shares of Common Stock issued in respect of such Trust Preferred Securities, except (A) as described herein with respect to the Voting Trust or (B) as the undersigned’s agent, all in accordance with the terms of the Trust Preferred Exchange Offer); (iv) subject to and effective upon acceptance for exchange of the Trust Preferred Securities tendered herewith, agrees to the terms of the Voting Trust Agreement and acknowledges that by tendering Trust Preferred Securities pursuant hereto it shall, upon acceptance for exchange of the Trust Preferred Securities tendered herewith become a party to such Voting Trust Agreement and (v) subject to and effective upon acceptance for exchange of the Trust Preferred Securities tendered herewith, irrevocably instructs the Exchange Agent to deliver the shares of Common Stock issued pursuant to the Trust Preferred Exchange Offer to the Voting Trust on the settlement date of the Trust Preferred Exchange Offer to be held in trust for a period of one business day, after which the shares of Common Stock exchanged for the undersigned’s Trust Preferred Securities will be released to DTC for allocation to the undersigned. As used herein, “Voting Trust” means the voting trust established pursuant to that certain voting trust agreement, dated June 15, 2009 (the “Voting Trust Agreement”), and attached as Exhibit 99.1 to the Registration Statement.

If the undersigned has failed to check a box with respect to any proposal set forth above under “Common Stock Amendments,” the undersigned shall be deemed to have checked the box marked “Consent” with respect to such proposal. The undersigned understands that any tender that is submitted with any “Abstain” or “Withhold Consent” box checked will be rejected as an invalid tender.

The undersigned hereby acknowledges receipt of: (i) the Prospectus and this letter of transmittal, which together constitute the Company’s offer to exchange newly issued shares of Common Stock for a number of Trust Preferred Securities with an aggregate liquidation amount equal to $20.5 billion less the aggregate liquidation preference of all Public Preferred Depositary Shares accepted for exchange in the Public Preferred Depositary Exchange Offers and (ii) the Common Proxy Statement.

The undersigned hereby represents and warrants that: (i) the undersigned has full power and authority to tender, sell, assign and transfer the Trust Preferred Securities tendered hereby and (ii) the Company will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim when the same are accepted by the Company.

Subject to and effective upon acceptance for exchange of, and issuance of shares of Common Stock for, the Trust Preferred Securities tendered herewith, the undersigned hereby: (i) irrevocably, sells, transfers, conveys and assigns to or upon the order of the Company, all right, title and interest in and to the Trust Preferred Securities tendered hereby; (ii) waives any and all other rights with respect to such Trust Preferred Securities (including with respect to any existing or past defaults and their consequences in respect of such Trust Preferred Securities) and (iii) releases and discharges the Company from any and all claims that the undersigned may have now, or may have in the future, arising out of, or related to, such Trust Preferred Securities, including any claims that the undersigned is entitled to receive additional payments with respect to such Trust Preferred Securities or to participate in any redemption of such Trust Preferred Securities.

The undersigned acknowledges and agrees that upon acceptance for exchange of the Trust Preferred Securities tendered herewith, without any further action, all other powers of attorney, proxies and consents given by the undersigned with respect to such Trust Preferred Securities or the Common Stock to be received in exchange for such Trust Preferred Securities will be revoked and no subsequent powers of attorney, proxies, consents or revocations may be given by the undersigned (and, if given, will not be effective), except for powers of attorney, proxies, consents or revocations contemplated hereby.

The undersigned will, upon request, execute and deliver any additional documents deemed by the Company to be necessary or desirable: (i) to complete the sale, assignment and transfer of the Trust Preferred Securities tendered hereby and (ii) to instruct BNY Mellon Trust of Delaware, as trustee of the Voting Trust, to grant an irrevocable proxy to execute a written consent to approve the Common Stock Amendments. All authority conferred or agreed to be conferred in this letter of transmittal and every obligation of the undersigned hereunder shall be binding upon the successors, assigns, heirs, executors, administrators, trustees in bankruptcy and legal representatives of the undersigned and shall not be affected by, and shall survive, the death or incapacity of the undersigned. This tender may be withdrawn (and the related proxy instructions revoked) only in accordance with the procedures set forth in the section of the Prospectus entitled “The Exchange Offers—Withdrawal of Tenders.”

The undersigned hereby agrees that: (i) no tender of Trust Preferred Securities is valid until all defects and irregularities in such tenders have been cured or waived; (ii) none of the Company, the Exchange Agent, the Information Agent, the Dealer Manager or any other person is under any duty to give notification of any defects or irregularities in the tender of any Trust Preferred Securities or will incur any liability for failure to give such notification; (iii) a tender of Trust Preferred Securities and the Voting Instructions granted hereby will constitute a binding agreement between us upon the terms and subject to the conditions of the Trust Preferred Exchange Offer and (iv) all questions as to the form of documents (including notices of withdrawal) and the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of Trust Preferred Securities will be determined by the Company in its sole discretion and such determination shall be final and binding.

IMPORTANT

SIGNATURE REQUIRED

Must be signed by the registered holder(s) of the Trust Preferred Securities exactly as their name(s) appear(s) on a security position listing as the owner of Trust Preferred Securities on the books of the applicable Clearing System or its participants. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, agent or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below under “Capacity” and submit evidence satisfactory to the Company of such person’s authority to so act.

Signature(s) of Holders

Date:

Name(s):

Signature(s):

Capacity (full title):

Address (including zip code):

Area Code and Telephone No.:

GUARANTEE OF SIGNATURE(S)

(IF REQUIRED—SEE INSTRUCTION 1)

Date:

Name of Firm:

Address (including zip code):

Name:

Authorized Signature:

Area Code and Telephone No.:

INSTRUCTIONS

FORMING PART OF THE TERMS AND CONDITIONS OF THE

TRUST PREFERRED EXCHANGE OFFER

IMPORTANT: IN ORDER FOR YOU TO PARTICIPATE IN THE TRUST PREFERRED EXCHANGE OFFER, THE EXCHANGE AGENT MUST RECEIVE, ON OR BEFORE THE EXPIRATION DATE, THIS LETTER OF TRANSMITTAL OR, IN THE CASE OF TRUST PREFERRED SECURITIES DELIVERED BY BOOK-ENTRY TRANSFER THROUGH THE APPLICABLE CLEARING SYSTEM, AN APPROPRIATE AGENT’S MESSAGE.

1.    Guarantee of Signatures. All signatures on this letter of transmittal must be guaranteed by a firm that is a participant in the Security Transfer Agents Medallion Program or the Stock Exchange Medallion Program or is otherwise an “eligible guarantor institution” as that term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934 (generally a member of a registered national securities exchange, a member of the Financial Industry Regulatory Authority, Inc. or a commercial bank or trust company having an office in the United States) (an “Eligible Institution”), unless: (i) this letter of transmittal is signed by the registered holder of the Trust Preferred Securities tendered therewith and the Common Stock issued in exchange for Trust Preferred Securities is to be issued in the name of and delivered to, or if any Trust Preferred Securities not accepted for exchange are to be returned to, such holder or (ii) such Trust Preferred Securities are tendered for the account of an Eligible Institution.

2.    Delivery of Letter of Transmittal. This letter of transmittal is to be used by each holder of the Trust Preferred Securities if delivery of Trust Preferred Securities is to be made by book-entry transfer, and instructions are not being transmitted through the relevant Clearing System’s electronic acceptance procedures, including DTC’s Automated Tender Offer Program (“ATOP”).

Holders of Trust Preferred Securities who are tendering by book-entry transfer to the Exchange Agent’s account at the applicable Clearing System may tender Trust Preferred Securities through such Clearing System’s electronic acceptance procedures, for which the Trust Preferred Exchange Offer will be eligible. In the case of U.S. dollar-denominated Trust Preferred Securities, DTC will then verify the acceptance of an offer and send an Agent’s Message to the Exchange Agent. In the case of non-U.S. dollar-denominated Trust Preferred Securities, the receipt of such electronic acceptance instruction by the relevant Clearing System will be acknowledged in accordance with the standard practices of such Clearing System and will result in the blocking of such Trust Preferred Securities in that Clearing System. Accordingly, this letter of transmittal need not be completed by a holder tendering through the relevant Clearing System’s electronic acceptance procedures (including DTC’s ATOP). However, the holder will be bound by the terms of this letter of transmittal and the Trust Preferred Exchange Offer. Delivery of documents to the applicable Clearing System does not constitute delivery to the Exchange Agent.

If the holder beneficially owns Trust Preferred Securities that are held through a bank, broker, custodian or other nominee or a Clearing System and the holder wishes to tender those Trust Preferred Securities, the holder should contact the nominee promptly and instruct it to tender the holder’s Trust Preferred Securities on the holder’s behalf and agree to the terms of this letter of transmittal. Such holders are urged to instruct their bank, broker, custodian or other nominee at least five business days prior to the expiration date in order to allow adequate processing time.

Holders desiring to tender Trust Preferred Securities prior to the expiration date through the relevant Clearing System’s electronic acceptance procedures should note that such holders must allow sufficient time for completion of such procedures during the normal business hours of the Clearing System prior to such date. The method of delivery of this letter of transmittal is at the holder’s own option and risk, and the delivery will be deemed made only when actually received by the Exchange Agent. Likewise, tenders via the relevant Clearing System’s electronic acceptance procedures shall be deemed made only when timely confirmed or acknowledged by such Clearing System. In all cases, the holder should allow sufficient time to ensure timely processing of the holder’s tender.

The Company is not providing for guaranteed delivery procedures and therefore tendering holders must allow sufficient time for the necessary tender procedures to be completed prior to the expiration date. Holders should allow sufficient time for completion of the necessary tender procedures during the normal business hours of the relevant Clearing System. Tenders not received by the Exchange Agent prior to the expiration date will be disregarded and of no effect.

3.    Signatures on Letter of Transmittal. If any Trust Preferred Securities tendered hereby are held of record by two or more persons, all such persons must sign this letter of transmittal. If any Trust Preferred Securities tendered hereby are registered in different names, it will be necessary to complete, sign and submit as many separate letters of transmittal as there are different registrations of such Trust Preferred Securities. If this letter of transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to the Company of such person’s authority so to act must be submitted.

4.    Withdrawal Procedures. Holders who wish to exercise their right of withdrawal with respect to the Trust Preferred Exchange Offer must give written notice of withdrawal. Any withdrawal of Trust Preferred Securities will also constitute a revocation of any Proxy Instructions delivered with respect to such Trust Preferred Securities. A holder may validly withdraw Trust Preferred Securities that the holder tenders at any time prior to the expiration date. In addition, if not previously returned, the holder may withdraw any Trust Preferred Securities that the holder tenders that are not accepted by the Company for exchange after the expiration of 40 business days after the commencement of the Trust Preferred Exchange Offer.

If a holder holds the Trust Preferred Securities in book-entry form, a withdrawal of Trust Preferred Securities will be effective if the holder complies with the appropriate procedures of the relevant Clearing System prior to the expiration date or if the holder’s Trust Preferred Securities are not previously accepted by the Company, after the expiration of 40 business days after the commencement of the Trust Preferred Exchange Offer. The holder’s withdrawal must comply with the requirements set forth in the Prospectus.

Any Trust Preferred Securities withdrawn will not have been validly tendered for purposes of the Trust Preferred Exchange Offer unless the Trust Preferred Securities so withdrawn are validly re-tendered.

The only means of revoking the Proxy Instructions granted hereby is to withdraw the Trust Preferred Securities tendered for exchange prior to the expiration date.

5.    Waiver of Conditions. The Company reserves the absolute right in its sole discretion to waive any of the specified conditions, in whole or in part, of the Trust Preferred Exchange Offer, other than the condition relating to the effectiveness of the registration statement.

6.    Validity; Irregularities. All questions as to the form of documents and the validity, eligibility (including time of receipt), acceptance for exchange of any tender of Trust Preferred Securities and any withdrawals of the Trust Preferred Securities will be determined by the Company, in its sole discretion, and its determination will be final and binding. Alternative, conditional or contingent tenders of Trust Preferred Securities will not be considered valid. The Company reserves the absolute right, in its sole discretion, to reject any and all tenders of Trust Preferred Securities that it determines are not in proper form or the acceptance of or exchange for which, in the Company’s opinion, would be unlawful. The Company also reserves the right to waive any defects, irregularities or conditions of tenders in any tender of any Trust Preferred Securities. Any defect or irregularity in connection with tenders of Trust Preferred Securities must be cured within such time as the Company determines, unless waived by the Company. Tenders of Trust Preferred Securities shall not be deemed to have been made until all defects and irregularities have been waived by the Company or cured. A defective tender

(which defect is not waived by us) will not constitute a valid tender of Trust Preferred Securities. None of the Company, the Exchange Agent, the Information Agent, the Dealer Manager or any other person will be under any duty to give notice of any defects or irregularities in the tenders of Trust Preferred Securities, or will incur any liability to holders for failure to give any such notice.

7.    Inadequate Space. If the space provided in the above “Description of Trust Preferred Securities Tendered” box is inadequate, the number of Trust Preferred Securities tendered and any other required information should be listed on a separate signed schedule and attached to this letter of transmittal.

8.    Backup Withholding. Certain amounts payable pursuant to the Trust Preferred Exchange Offer to tendering holders (or other payees) may be subject to information reporting and backup withholding of U.S. federal income tax, currently at a rate of 28%. To avoid backup withholding, each U.S. holder that does not otherwise establish an exemption should complete and return an Internal Revenue Service (“IRS”) Form W-9, certifying that such U.S. holder is a United States person, the taxpayer identification number provided is correct and such U.S. holder is not subject to backup withholding. The IRS Form W-9 and instructions for completing it may be obtained from the Exchange Agent or at the IRS website at www.irs.gov. Failure to provide the correct information on the IRS Form W-9 may subject the tendering U.S. holder to a $50 penalty imposed by the IRS and 28% federal income tax backup withholding on any payment.

Backup withholding will not apply to a non-U.S. holder if (i) the holder certifies under penalties of perjury, by completing and submitting the appropriate IRS Form W-8 (or other applicable form), that it is a non-U.S. holder and (ii) neither the Company, the Exchange Agent nor the holder’s broker, as applicable, has actual knowledge to the contrary. An IRS Form W-8 (or other applicable form) and instructions for completing it may be obtained from the Exchange Agent or at the IRS website at www.irs.gov. In certain circumstances, the amount paid to a non-U.S. holder, the name and address of the beneficial owner and the amount, if any, of tax withheld may be reported to the IRS.

If the holder owns the Trust Preferred Securities through a broker who tenders the securities on the holder’s behalf, the holder may need to provide an IRS Form W-9, IRS Form W-8 or other applicable form to such broker in order to avoid backup withholding. The holder should consult the holder’s broker to determine whether any such forms are required.

Backup withholding is not an additional tax. Rather, the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained from the IRS provided that the required information is timely furnished to the IRS.

9.    Transfer Taxes. The Company will pay any stock transfer taxes imposed by the United States or any jurisdiction therein with respect to the exchange and transfer of any Trust Preferred Securities to the Company pursuant to the Trust Preferred Exchange Offer (for the avoidance of doubt, transfer taxes do not include income or backup withholding taxes).

10.    Conflicts. In the event of any conflict between the terms of the Prospectus and the terms of this letter of transmittal, the terms of the Prospectus will control.

Any questions and requests for assistance may be directed to the Information Agent at the address and telephone numbers set forth below. Additional copies of the Prospectus, the Common Proxy Statement, this letter of transmittal and any related documents may be obtained from the Information Agent at the address and telephone numbers set forth below. Questions regarding the terms of the Trust Preferred Exchange Offer may be directed to the Dealer Manager at its address and telephone number set forth below. Holders of Trust Preferred Securities may also contact their broker, dealer, commercial bank or trust company or other nominee for assistance concerning the Trust Preferred Exchange Offer.

The Exchange Agent for the Trust Preferred Exchange Offer is:

Attn: Corporate Actions Dept., 27th Floor

480 Washington Boulevard

Jersey City, NJ 07310

The Information Agent for the Trust Preferred Exchange Offer is:

MORROW & CO., LLC

470 West Avenue

Stamford, CT 06902

Banks and Brokerage Firms, Please Call: (203) 658-9400

Holders Call Toll Free: (800) 445-0102

The Dealer Manager for the Trust Preferred Exchange Offer is:

Citigroup Global Markets Inc.

Liability Management Desk

390 Greenwich Street, 4th Floor

New York, NY 10013

Attention: Liability Management Group

Telephone: (800) 558-3745 (toll free)